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                                                                   EXHIBIT 10.35


                            NONCOMPETITION AGREEMENT


     THIS NONCOMPETITION AGREEMENT (this "Agreement") is dated as of __________, 1997, by and among Kilroy Realty Corporation, a Maryland corporation (the "Company"), Kilroy Realty, L.P., a Delaware limited partnership ("Kilroy Realty,
--------
L.P."), and John B. Kilroy, Jr. (the "Executive").  Capitalized terms used
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herein but not otherwise defined herein shall have the meaning ascribed to them in the Employment Agreement (as defined below).

     WHEREAS, Kilroy Realty, L.P., the Executive and certain other parties have entered into an Omnibus Option Agreement, dated as of October 30, 1996 (the "Omnibus Option Agreement"), pursuant to which the Executive has transferred all of his right, title and interest in certain office and industrial buildings, the related fee or leasehold real property interests, and the development, management and leasing businesses in connection with therewith (collectively, the "Contributed Properties"), in exchange for a limited partnership interest in Kilroy Realty, L.P.;

     WHEREAS, concurrently with the execution of this Agreement, the Company, Kilroy Realty, L.P. and the Executive have entered into an Employment Agreement, pursuant to which the Company and Kilroy Realty, L.P. have agreed to employ the Executive, and the Executive has agreed to be employed by the Company, as its President and Chief Executive Officer, and by Kilroy Realty, L.P., as its President and Chief Executive Officer (the "Employment Agreement"); and
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     WHEREAS, the Company, Kilroy Realty, L.P. and the Executive agree that, in connection with the contribution of the Contributed Properties to Kilroy Realty, L.P. and the execution of the Employment Agreement and the Executive's employment, the Executive will not engage in competition with the Company and Kilroy Realty, L.P. pursuant to the terms and conditions hereof;

     NOW, THEREFORE, in furtherance of the foregoing and in exchange for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1.   Noncompetition.  (a)  At any time during the Employment Period and for
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one year thereafter, and thereafter continue for so long as the Executive is a member of the Company's Board of Directors (or the Board of Directors of any successor to the Company), the Executive shall be prohibited from engaging in Competition (as defined below) with the Company, Kilroy Realty, L.P. or any of their respective subsidiaries.

          (b) The term "Competition" for purposes of this Agreement shall mean
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the taking of any of the following actions by the Executive:  (A) conducting, directly or indirectly, any property development, acquisition, sale or management activity, whether such business is conducted by the Executive individually or as principal, partner, officer, director, consultant, employee, stockholder or manager of any person, partnership, corporation, limited liability company or any other entity; and (B) owning interests in real property which are competitive, directly or indirectly, with any business carried on, directly or through one or more subsidiaries or otherwise, by the Company; provided, however, that the term "Competition" shall be deemed to exclude (i)
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the Executive's ownership, management or leasing and any of the properties listed on Schedule A hereto, including, without limitation, any passive ownership interest in real property received in exchange therefor, (ii) the transfer or exchange of any of the properties listed in the immediately preceding clause (i), provided
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that the ownership and activities with respect to any such property received in any exchange otherwise comply with the terms and conditions of this Agreement,
(iii) the Executive's ownership of a passive interest in real property which is not competitive, directly or indirectly, with any business carried on, directly or through one or more subsidiaries or otherwise, by the Company and (iv) the Executive's activities related solely to the marketing, entitlement, sale, transfer and exchange of the approximately 66-acre site which currently comprises Calabasas Park Centre in the City of Calabasas, California ("Calabasas
                                                                       ---------
Park Centre").
-----------

          (c) Notwithstanding the foregoing, the Executive agrees not to sell, assign or otherwise transfer (or cause to be sold, assigned or otherwise transferred) the Executive's interest (direct or indirect) in Calabasas Park Centre (or any portion thereof) to any real estate investment trust with a portfolio of existing office and industrial properties (a "Competing REIT")
                                                           --------------
unless such interest is offered first to the Company pursuant to the terms and conditions of the Option Agreement, dated as of the date hereof, by and between Kilroy Realty, L.P. and Kilroy Calabasas Associates, as amended from time to time.

          (d) In the event that the Executives employment is terminated pursuant to Sections 5.4, 5.5 or 5.7 of the Employment Agreement, the prohibitions and restrictions set forth in Section 1(a) of this Agreement shall apply only for so long as the Executive is a member of the Company's Board of Directors. Except as set for in this Section 1(d), nothing herein shall relieve or limit Executive's obligation to comply with the terms of this Agreement and the Employment Agreement.

     2.   Specific Performance.  The Executive acknowledges that in the event of
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breach by the Executive of the terms of Section 1 hereof, the Company's and
Kilroy Realty, L.P.'s remedies at law may be inadequate and the Company and Kilroy Realty, L.P. shall be entitled to institute legal proceedings to enforce the specific performance of this Agreement by the Executive and to enjoin the Executive from any further violation of Section 1 hereof and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law and not otherwise limited by this Agreement.

     3.   Attorneys Fees.  If any legal action, arbitration or other proceeding
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is brought for the enforcement of this Agreement, or because of an alleged dispute, breach or default in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, including any appeal of such action or proceeding, in addition to any other relief to which that party may be entitled.

     4.   Severability.  Any provision of this Agreement which is deemed
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invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this paragraph, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that any other provisions of this Agreement invalid, illegal or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.

     5.   Governing Law.  This Agreement shall be governed, construed,
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interpreted and enforced in accordance with the laws of the State of California, without regard to the conflict of laws principles thereof.
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     6.   Entire Agreement.  This Agreement contains the entire agreement and
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understanding between the Company, Kilroy Realty, L.P. and the Executive with respect to the subject matter hereof, and no representations, promises, agreements or understandings, written or oral, not herein contained shall be of any force or effect. This Agreement shall not be changed unless in writing and signed by both the Executive and the Board of Directors of the Company.

     7.   Assignment.  This Agreement may not be assigned by the Executive, but
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may be assigned by the Company and Kilroy Realty, L.P. to any successor to its business and will inure to the benefit of and be binding upon any such successor.

     8.   Notice.  For the purposes of this Agreement, notices, demands and all
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other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (i) when personally delivered, (ii) when transmitted by telecopy, electronic or digital transmission with receipt confirmed, (iii) one day after delivery to a nationally recognized overnight air courier guaranteeing next day delivery, or (iv) upon receipt if sent by certified or registered mail. In each case, notice shall be sent to the Executive, the Company or Kilroy Realty, L.P., as the case may be, at the address set forth next to the Executive or the Company, as the case may be, in
Section 9.2 of the Employment Agreement.

     9.   Counterparts.  This Agreement may be executed in several counterparts,
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each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     10.  The Executive's Acknowledgment.   The Executive acknowledges (a) that
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he has had the opportunity to consult with independent counsel of his own choice concerning this Agreement, and (b) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

                            (Signature Page Follows)

                                       3
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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                 KILROY REALTY CORPORATION


                                 By:
                                    ---------------------------
                                    Richard E. Moran Jr.
                                    Executive Vice President,
                                    Chief Financial Officer and
                                    Secretary


                                 KILROY REALTY, L.P.

                                 By Kilroy Realty Corporation, its
                                 general partner


                                    By:
                                       -------------------------
                                       Richard E. Moran Jr.
                                       Executive Vice President,
                                       Chief Financial Officer and
                                       Secretary


                                 John B. Kilroy, Jr.


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